FOR IMMEDIATE RELEASE

Contacts:    Martha Fleming, Steve Brolly
Fidelity Southern Corporation (404) 240-1504

FIDELITY SOUTHERN CORPORATION EARNS RECORD $12.5 MILLION
IN SECOND QUARTER
ATLANTA, GA (July 16, 2015) – Fidelity Southern Corporation (“Fidelity” or the “Company”) (NASDAQ: LION), holding company for Fidelity Bank (the “Bank”), today reported financial results for the quarter and six months ended June 30, 2015.
KEY RESULTS

•	Net income of $12.5 million and $23.1 million, or $0.54 and $1.00 per diluted share, for the quarter and six months ended June 30

•	Total revenue was $64.2 million for the quarter, an increase of $5.7 million, or 9.7%, compared to the prior quarter, and $14.8 million, or 30.0%, year over year

•	Mortgage banking income was $24.6 million for the quarter, an increase of $3.3 million, or 15.5%, and $11.0 million, or 81.4%, year over year

•	Return on average assets of 1.55% and 1.48% for the quarter and six months ended June 30, 2015, respectively

•	Return of average equity of 17.97% and 17.11% for the quarter and six months ended June 30, 2015, respectively

•	Tangible book value of $12.70 per share increased by $1.04, or 8.92%, year over year

•	Loan portfolio increased by $162.3 million, or 6.0%, during the quarter and $577.1 million, or 25.0%, year over year, to $2.9 billion

•	Loan servicing portfolio grew by $391.7 million, or 5.7%, during the quarter and $1.5 billion, or 26.3%, year over year, to $7.3 billion

•	Total deposits increased by $413.8 million, or 18.6%, year over year, to $2.6 billion

Fidelity's Chairman, Jim Miller, said, "Mortgage and indirect are performing well.  We also intend to continue to build out our lending to businesses and have promoted Darren Davis to head the SBA department.   Also, both Georgia and Florida will add bankers for the C & I lending teams. We continue to evaluate acquisition opportunities to see if there is a financial and cultural benefit to be gained by all parties and will act when that is the case."

BALANCE SHEET
Total assets at June 30, 2015, grew to $3.4 billion, an increase of $169.6 million, or 5.3%, compared to March 31, 2015, and $637.3 million, or 23.3%, compared to June 30, 2014. These increases are primarily attributable to an increase in loan production, mainly in indirect and mortgage loans held-for-investment.
Loans
Total loans held for investment at June 30, 2015, grew to $2.4 billion, an increase of $93.6 million, or 4.0%, compared to March 31, 2015, and $442.5 million, or 22.5%, compared to June 30, 2014.
Continued strong auto sales and overall mortgage volume were the main drivers of the growth in indirect and mortgage loans. Indirect loans grew by $30.9 million and $284.9 million, or 2.5% and 28.6%, respectively, and mortgage loans increased by $35.4 million and $129.7 million, or 13.5% and 77.0%, respectively, compared to March 31, 2015 and June 30, 2014.
Construction loans increased by $12.3 million and $32.9 million, or 9.2% and 28.9%, respectively, compared to March 31, 2015 and June 30, 2014, primarily due to expansion into the Savannah, Orlando, and Birmingham markets in addition to organic growth in existing markets.
The following table summarizes average loans by category, excluding loans acquired in FDIC assisted transactions, for the periods presented.

	For the Quarter Ended
($ in thousands)	June 30, 2015	March 31, 2015	June 30, 2014
Commercial	$512,783	$506,942	$502,841
SBA	150,412	149,435	144,763
Construction	138,021	125,243	101,561
Indirect automobile	1,407,848	1,419,295	1,075,657
Installment	8,566	8,580	9,250
Residential mortgage	449,217	336,011	227,685
Home equity lines of credit	80,724	76,152	67,635
Total average loans (incl. HFS)	$2,747,571	$2,621,658	$2,129,392

Deposits
Total deposits at June 30, 2015, of $2.6 billion were relatively flat compared to March 31, 2015, and increased $413.8 million, or 18.6%, compared to June 30, 2014.
The year over year net increase occurred primarily due to organic growth of $204.8 million, mainly in noninterest bearing deposits, which increased $60.4 million, as well as the assumption of deposits from six branches in Florida during September 2014 of $170.9 million, and assumption of deposits from one branch in Florida during January 2015 of $38.2 million. These increases were partially offset by a decrease in savings deposits of $14.9 million, or 4.7%, compared to June 30, 2014.
Average core deposits, including noninterest-bearing demand deposits, grew by $67.3 million, or 3.9%, during the quarter and $251.8 million, or 16.3%, year over year, particularly in commercial accounts and assumption of deposits discussed above. Noninterest-bearing demand deposits increased to 24.8% of total average deposits for the quarter compared to 23.9% at March 31, 2015, and 24.4% at June 30, 2014.

Time deposits increased by $25.9 million, or 3.2%, during the quarter and $197.8 million, or 30.7%, year over year. The year over year change occurred primarily due to $88.0 million in time deposits assumed during the third quarter of 2014 and a $60.2 million increase in brokered deposits generally used to fund loan growth. The remaining increase is due to Fidelity increasing marketing efforts on longer term time deposits in anticipation of future rate increases.
The following table summarizes average deposit composition and average rate paid for the periods presented.

	For the Quarter Ended
	June 30, 2015			March 31, 2015			June 30, 2014
($ in millions)	Average Amount	Rate	Percent of Total Deposits	Average Amount	Rate	Percent of Total Deposits	Average Amount	Rate	Percent of Total Deposits
Noninterest-bearing demand deposits	$650.5	—%	24.8%	$605.8	—%	23.9%	$534.5	—%	24.4%
Interest-bearing demand deposits	843.2	0.24%	32.1%	812.8	0.25%	32.1%	694.1	0.27%	31.6%
Savings deposits	301.6	0.33%	11.5%	309.4	0.35%	12.2%	314.9	0.37%	14.3%
Time deposits	829.1	0.94%	31.6%	803.0	0.98%	31.8%	653.4	0.96%	29.7%
Total average deposits	$2,624.4	0.41%	100.0%	$2,531.0	0.43%	100.0%	$2,196.9	0.48%	100.0%

Borrowings
Other borrowings increased by $102.5 million, or 51.0%, during the quarter and $115.7 million, or 61.6%, year over year. The increase for both periods occurred primarily to fund growth in loans noted above.
Subordinated debt increased by $74.0 million during the quarter and year over year due to the issuance of $75 million in subordinated notes, net of issuance costs, during May 2015. The additional subordinated debt was issued to support general corporate purposes and potential future acquisitions.
INCOME STATEMENT
Interest Income
Interest income was $27.5 million and $54.0 million for the quarter and six months ended June 30, 2015, respectively, an increase of $1.5 million and $4.9 million, or 5.6% and 9.9%, respectively, as compared to the same periods in 2014. The increase was primarily due to a year over year increase in average loans of $592.0 million, or 27.8%, mainly in the indirect and mortgage portfolios, partially offset by a decrease in the yield on loans of 55 basis points, as new loans, on average, were originated at lower yields over the previous twelve months.
On a linked-quarter basis, interest income increased by $1.0 million, primarily due to a $121.6 million increase in average loans, partially offset by a decrease of 5 basis points in the yield on total loans.
Interest Expense
Interest expense was $3.5 million and $6.4 million for the quarter and six months ended June 30, 2015, an increase of $828,000 and $966,000, or 31.0% and 17.6%, respectively, as compared to the same periods in 2014. These increases occurred primarily due to an increase in average other borrowings of $131.1 million and $148.5 million for the quarter and six months ended June 30, 2015, compared to the same periods in 2014, used to fund growth in average loans.
On a linked-quarter basis, interest expense increased by $557,000, or 18.9%, primarily due to the issuance of $75.0 million in subordinated notes during May 2015.

Net Interest Margin
The net interest margin was 3.24% and 3.30% for the quarter and six months ended June 30, 2015, compared to 3.91% and 3.74% for the same periods in 2014. The decrease was primarily attributable to a decrease in the yield on total loans as new loans were originated at lower yields in 2015.
On a linked-quarter basis, the net interest margin decreased by 11 basis points, primarily due to a decrease of 5 basis points in the yield on total loans and an increase of 119 basis points in the cost of subordinated debt.
Noninterest Income
Noninterest income was $36.7 million and $68.7 million for the quarter and six months ended June 30, 2015, an increase of $13.4 million and $26.0 million, or 57.4% and 61.0%, respectively, as compared to the same periods in 2014. The increase was primarily related to an increase in gains on the sale of mortgage and indirect loans. Noninterest income from mortgage banking activities increased by $11.0 million and $21.8 million for the quarter and year to date, respectively, as gains on mortgage loan sales were $6.1 million and $17.9 million higher, respectively, for the quarter and year to date. Fidelity took advantage of the nationwide refinance surge during the first quarter while continuing to grow the purchase money mortgage business year over year. Mortgage loan production for the quarter increased $227.0 million, or 40.4%, to $788.4 million while mortgage loan sales increased $219.6 million, or 49.2%, to $446.2 million year over year. Mortgage loan servicing revenue increased by $764,000 and $1.4 million to $3.8 million and $7.4 million for the quarter and year to date, respectively, as compared to the same periods in 2014, as the servicing portfolio grew to $5.9 billion at June 30, 2015.
Noninterest income from indirect lending activities was $5.0 million and $11.0 million for the quarter and six months ended June 30, 2015, an increase of $1.4 million and $2.7 million, respectively, as compared to the same periods in 2014. Gains on sales of indirect loans increased by $1.1 million and $1.8 million for the quarter and six months ended June 30, 2015, respectively, compared to the same periods in 2014. Indirect servicing fee income increased as well, with an increase of $559,000 and $1.1 million for the quarter and six months compared to the same periods in 2014, as the servicing portfolio grew to $1.1 billion at June 30, 2015.
On a linked-quarter basis, noninterest income increased by $4.7 million, or 14.5%, primarily attributable to an increase in income from mortgage banking activities of $3.3 million. This increase occurred primarily due to a favorable mortgage servicing rights impairment recovery of $5.1 million, offset by a decreased gain on sale of mortgage loans of $2.6 million. Decrease in gain on sale of mortgage loans primarily attributable to a $5.1 million decline in mark to market adjustments on mortgage loans held for sale, partially offset by an increased volume of sales during the quarter. Gain on sale of other real estate also increased by $1.4 million on a linked quarter basis, primarily due to favorable resolution on two properties sold during the quarter. See "Analysis of Mortgage Lending" tables below.
Noninterest Expense
Noninterest expense was $41.2 million and $79.8 million for the quarter and six months ended June 30, 2015, an increase of $7.4 million and $13.4 million, or 22.0% and 20.2%, respectively, as compared to the same periods in 2014.
Salaries and benefits expense increased due to the continued growth in employees and locations and the associated administrative support functions as the Company continues to grow. Quarterly salaries and benefits increased by $3.7 million, or 23.1%, year over year, while year to date salaries and benefits increased by $6.4 million, or 20.1%, year over year.

Commissions expense for the quarter and six months ended June 30, 2015 increased by $2.2 million and $4.9 million, or 38.9% and 53.7%, compared to the same periods in 2014. This increase corresponds to the growth in mortgage loan production and sales compared to the same periods in 2014.
Other noninterest expense for the quarter and six months ended June 30, 2015 increased by $1.3 million and $985,000, or 17.1% and 5.7%, compared to the same periods in 2014. This increase was primarily attributable to higher lending related expenses due to increase in mortgage and indirect loan production volume compared to the same periods in 2014.
On a linked-quarter basis, noninterest expense increased by $2.5 million, or 6.5%, primarily due to an $846,000 increase in salaries and benefits and a $1.6 million increase in commissions.
ABOUT FIDELITY SOUTHERN CORPORATION
Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides banking services and trust and wealth management services and credit-related insurance products through branches in Georgia and Florida, and an insurance office in Atlanta, Georgia. SBA, indirect automobile, and mortgage loans are provided throughout the South. For additional information about Fidelity's products and services, please visit the web site at www.FidelitySouthern.com.

This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” from Fidelity Southern Corporation’s 2014 Annual Report filed on Form 10-K with the Securities and Exchange Commission. Additional information and other factors that could affect future financial results are included in Fidelity's filings with the Securities and Exchange Commission.
-end-

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(UNAUDITED)

	As of or for the Quarter Ended			As of or for the Six Months Ended
($ in thousands, except per share data)	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
INCOME STATEMENT DATA:
Interest income	$27,516	$26,486	$26,065	$54,002	$49,143
Interest expense	3,502	2,945	2,674	6,447	5,481
Net interest income	24,014	23,541	23,391	47,555	43,662
Provision for loan losses	(182)	108	566	(74)	(1,884)
Noninterest income	36,695	32,038	23,318	68,733	42,701
Noninterest expense	41,165	38,635	33,743	79,800	66,399
Net income	12,451	10,690	7,958	23,141	14,021
PERFORMANCE:
Earnings per common share - basic	$0.58	$0.50	$0.37	$1.08	$0.66
Earnings per common share - diluted	0.54	0.45	0.34	1.00	0.60
Book value per common share	$12.90	$12.85	$11.76	$12.90	$11.76
Tangible book value per common share	12.70	12.64	11.66	12.70	11.66
Cash dividends paid per common share	$0.10	$0.09	$0.08	$0.19	$0.12
Return on average assets	1.55%	1.40%	1.22%	1.48%	1.10%
Return on average shareholders' equity	17.97%	16.20%	13.09%	17.11%	11.75%
Net interest margin	3.24%	3.35%	3.91%	3.30%	3.74%
END OF PERIOD BALANCE SHEET SUMMARY:
Total assets	$3,374,938	$3,205,293	$2,737,639	$3,374,938	$2,737,639
Earning assets	3,118,065	2,951,135	2,532,365	3,118,065	2,539,620
Loans, excluding Loans Held-for-Sale	2,411,143	2,317,581	1,968,614	2,411,143	1,968,614
Total loans	2,885,410	2,723,098	2,308,333	2,885,410	2,308,333
Total deposits	2,639,248	2,652,896	2,225,419	2,639,248	2,225,419
Shareholders' equity	285,946	274,898	250,775	285,946	250,775
Assets serviced for others	7,292,561	6,900,870	5,775,309	7,292,561	5,775,309
DAILY AVERAGE BALANCE SHEET SUMMARY:
Total assets	$3,228,455	$3,098,079	$2,608,639	$3,163,834	$2,569,328
Earning assets	2,980,741	2,858,827	2,406,150	2,920,121	2,364,153
Loans, excluding Loans Held-for-Sale	2,361,146	2,298,789	1,932,591	2,330,140	1,909,492
Total loans	2,778,117	2,656,556	2,179,846	2,717,672	2,125,678
Total deposits	2,624,412	2,530,988	2,196,949	2,577,958	2,178,922
Shareholders' equity	277,961	267,561	243,905	272,790	240,674
Assets serviced for others	7,104,630	6,742,214	5,583,392	6,924,423	5,422,870
ASSET QUALITY RATIOS:
Net charge-offs/(recoveries), annualized to average loans	(0.03)%	0.29%	0.42%	0.13%	0.20%
Allowance to period-end loans	0.97%	1.03%	1.47%	0.97%	1.47%
Nonperforming assets to total loans, ORE and repossessions	2.01%	2.33%	3.27%	2.01%	3.27%
Allowance to nonperforming loans, ORE and repossessions	0.48x	0.44x	0.44x	0.48x	0.44x
SELECTED RATIOS:
Loans to total deposits	91.36%	87.36%	88.46%	91.36%	88.46%
Average total loans to average earning assets	93.20%	92.92%	90.40%	93.07%	89.91%
Noninterest income to total revenue	57.15%	54.74%	47.22%	56.00%	46.49%
Leverage ratio	9.77%	9.89%	11.14%	9.77%	11.14%
Common equity tier 1 capital	8.96%	9.12%	N/A	8.96%	N/A
Tier 1 risk-based capital	10.46%	10.69%	12.12%	10.46%	12.12%
Total risk-based capital	13.71%	11.50%	13.34%	13.71%	13.34%
Average equity to average assets	8.61%	8.64%	9.35%	8.62%	9.37%

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

($ in thousands)	June 30, 2015	March 31, 2015	June 30, 2014
ASSETS
Cash and cash equivalents	$80,716	$85,615	$55,139
Investment securities available-for-sale	140,878	139,727	164,190
Investment securities held-to-maturity	11,484	10,316	7,851
Loans held-for-sale	474,267	405,517	339,719
Loans	2,411,143	2,317,581	1,968,614
Allowance for loan losses	(23,425)	(23,758)	(28,912)
Loans, net of allowance for loan losses	2,387,718	2,293,823	1,939,702
Premises and equipment, net	65,485	60,710	50,419
Other real estate, net	16,070	19,988	26,930
Bank owned life insurance	65,511	65,013	33,995
Servicing rights	77,614	68,146	57,526
Other assets	55,195	56,438	62,168
Total assets	$3,374,938	$3,205,293	$2,737,639

LIABILITIES
Deposits
Noninterest-bearing demand deposits	$646,340	$706,679	$560,932
Interest-bearing deposits
Demand and money market	850,314	825,244	704,778
Savings	299,905	304,135	314,795
Time deposits	842,689	816,838	644,914
Total deposits	2,639,248	2,652,896	2,225,419
Other borrowings	303,521	201,018	187,815
Subordinated debt	120,277	46,310	46,290
Other liabilities	25,946	30,171	27,340
Total liabilities	3,088,992	2,930,395	2,486,864

SHAREHOLDERS' EQUITY
Preferred stock	—	—	—
Common stock	164,835	163,340	160,586
Accumulated other comprehensive income, net	2,472	3,229	2,804
Retained earnings	118,639	108,329	87,385
Total shareholders’ equity	285,946	274,898	250,775
Total liabilities and shareholders’ equity	$3,374,938	$3,205,293	$2,737,639

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the Quarter Ended			For the Six Months Ended
($ in thousands, except per share data)	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
INTEREST INCOME
Loans, including fees	$26,382	$25,289	$24,801	$51,671	$46,592
Investment securities	1,120	1,185	1,244	2,305	2,493
Federal funds sold and bank deposits	14	12	20	26	58
Total interest income	27,516	26,486	26,065	54,002	49,143
INTEREST EXPENSE
Deposits	2,683	2,492	2,328	5,175	4,816
Other borrowings	161	177	69	338	113
Subordinated debt	658	276	277	934	552
Total interest expense	3,502	2,945	2,674	6,447	5,481
Net interest income	24,014	23,541	23,391	47,555	43,662
Provision for loan losses	(182)	108	566	(74)	(1,884)
Net interest income after provision for loan losses	24,196	23,433	22,825	47,629	45,546
NONINTEREST INCOME
Service charges on deposit accounts	1,195	1,083	1,059	2,278	2,068
Other fees and charges	1,274	1,166	1,100	2,440	2,020
Mortgage banking activities	24,617	21,318	13,570	45,935	24,157
Indirect lending activities	5,031	5,979	3,631	11,010	8,307
SBA lending activities	1,364	930	1,359	2,295	2,203
Bank owned life insurance	500	492	755	992	1,056
Securities gains	—	—	—	—	—
Other	2,714	1,070	1,844	3,783	2,890
Total noninterest income	36,695	32,038	23,318	68,733	42,701
NONINTEREST EXPENSE
Salaries and employee benefits	19,668	18,822	15,973	38,490	32,058
Commissions	7,794	6,160	5,610	13,954	9,080
Occupancy	3,454	3,482	3,407	6,936	6,010
Communication	1,102	948	943	2,050	1,866
Other	9,147	9,223	7,810	18,370	17,385
Total noninterest expense	41,165	38,635	33,743	79,800	66,399
Income before income tax expense	19,726	16,836	12,400	36,562	21,848
Income tax expense	7,275	6,146	4,442	13,421	7,827
NET INCOME	$12,451	$10,690	$7,958	$23,141	$14,021

EARNINGS PER SHARE:
Basic earnings per share	$0.58	$0.50	$0.37	$1.08	$0.66
Diluted earnings per share	$0.54	$0.45	$0.34	$1.00	$0.60
Weighted average common shares outstanding-basic	21,456	21,380	21,301	21,418	21,274
Weighted average common shares outstanding-diluted	23,082	23,683	23,428	23,034	23,417

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
LOANS BY CATEGORY
(UNAUDITED)

($ in thousands)	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Commercial	$533,853	$519,062	$524,145	$524,419	$536,435
SBA	138,819	138,198	134,766	143,302	136,946
Total commercial and SBA loans	672,672	657,260	658,911	667,721	673,381
Construction loans	146,778	134,456	123,994	108,823	113,873
Indirect automobile	1,281,978	1,251,044	1,219,232	1,087,710	997,117
Installment	11,661	12,209	13,372	15,647	15,892
Total consumer loans	1,293,639	1,263,253	1,232,604	1,103,357	1,013,009
Residential mortgage	210,777	180,424	158,348	119,292	93,453
Home equity lines of credit	87,277	82,188	79,449	74,610	74,898
Total mortgage loans	298,054	262,612	237,797	193,902	168,351
Loans	2,411,143	2,317,581	2,253,306	2,073,803	1,968,614

Loans held-for-sale:
Residential mortgage	310,792	241,974	181,424	161,775	191,666
SBA	13,475	13,543	12,511	17,667	8,053
Indirect automobile	150,000	150,000	175,000	145,000	140,000
Total loans held-for-sale	474,267	405,517	368,935	324,442	339,719
Total loans	$2,885,410	$2,723,098	$2,622,241	$2,398,245	$2,308,333

Noncovered loans	$2,385,489	$2,287,284	$2,218,493	$2,036,097	$1,923,088
Covered loans	25,654	30,297	34,813	37,706	45,526
Loans held-for-sale	474,267	405,517	368,935	324,442	339,719
Total loans	$2,885,410	$2,723,098	$2,622,241	$2,398,245	$2,308,333

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands)	June 30, 2015	March 31, 2015	June 30, 2014
Balance at beginning of period	$23,758	$25,450	$30,797
Net charge-offs/(recoveries):
Commercial and SBA	(10)	815	1,467
Construction	(291)	(76)	14
Indirect automobile and installment loans	494	872	623
Mortgage	(3)	(1)	83
Covered	(298)	19	(161)
Acquired, noncovered	(52)	(1)	(1)
Total net charge-offs/(recoveries)	(160)	1,628	2,025
Provision for loan losses (1)	(183)	108	566
Decrease in FDIC loss share receivable	(310)	(172)	(426)
Balance at end of period	$23,425	$23,758	$28,912

Net charge-offs/(recoveries), annualized to average loans	(0.03)%	0.29%	0.42%
Average loans	$2,361,146	$2,298,789	$1,932,591
Allowance for loan losses as a percentage of loans	0.97%	1.03%	1.47%

(1) Net of benefit attributable to FDIC loss share receivable

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
NONPERFORMING AND CLASSIFIED ASSETS
(UNAUDITED)

($ in thousands)	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
NONPERFORMING ASSETS
Nonaccrual loans	$30,756	$32,432	$34,856	$36,489	$37,364
Loans past due 90 days or more and still accruing	836	1,006	827	—	—
Repossessions	1,041	1,002	1,183	1,210	1,068
Other real estate (ORE)	16,070	19,988	22,564	26,999	26,930
Nonperforming assets	$48,703	$54,428	$59,430	$64,698	$65,362
NONPERFORMING ASSET RATIOS
Loans 30-89 days past due	$3,653	$3,934	$4,565	$2,885	$2,874
Loans 30-89 days past due to loans	0.15%	0.17%	0.20%	0.14%	0.15%
Loans past due 90 days or more and still accruing to loans	0.03%	0.04%	0.04%	—%	—%
Nonperforming assets to loans, ORE, and repossessions	2.01%	2.33%	2.61%	3.08%	3.27%

ASSET QUALITY RATIOS
Classified Asset Ratio (3)	18.59%	20.45%	21.49%	25.36%	24.88%
Nonperforming loans as a % of loans	1.31%	1.44%	1.58%	1.76%	1.90%
ALL to nonperforming loans	74.15%	71.05%	71.32%	77.55%	77.38%
Net charge-offs/(recoveries), annualized to average loans	(0.03)%	0.29%	0.50%	0.40%	0.42%
ALL as a % of loans	0.97%	1.03%	1.13%	1.36%	1.47%

CLASSIFIED ASSETS
Classified loans (1)	$49,561	$52,684	$53,415	$61,161	$57,880
ORE and repossessions	13,209	14,508	17,218	21,287	21,633
Total classified assets (2)	$62,770	$67,192	$70,633	$82,448	$79,513

(1) Amount of SBA guarantee included	$5,256	$5,802	$5,271	$7,590	$6,462
(2) Classified assets include loans having a risk rating of substandard or worse, both accrual and nonaccrual, repossessions and ORE, net of loss share.
(3) Classified asset ratio is defined as classified assets as a percentage of Tier 1 capital plus allowance for loan losses.

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF INDIRECT LENDING
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands)	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Average loans outstanding (1)	$1,407,848	$1,389,570	$1,329,306	$1,204,314	$1,075,657
Loans serviced for others	$1,091,644	$1,025,569	$902,823	$863,931	$701,120
Past due loans:
Amount 30+ days past due	$1,098	$1,222	$1,547	$1,573	$1,363
Number 30+ days past due	128	132	143	136	125
30+ day performing delinquency rate (2)	0.08%	0.09%	0.11%	0.13%	0.12%
Nonperforming loans	$527	$778	$715	$795	$743
Nonperforming loans as a percentage of period end loans (2)	0.04%	0.06%	0.05%	0.06%	0.07%
Net charge-offs	$495	$866	$901	$612	$614
Net charge-off rate (3)	0.16%	0.36%	0.30%	0.23%	0.25%
Number of vehicles repossessed during the period	106	134	128	136	126
Average beacon score of portfolio	755	755	753	751	745
Production by state:
Alabama	$18,831	$22,056	$26,780	$27,845	$28,530
Arkansas	39,174	35,786	41,912	47,894	36,572
North Carolina	20,536	21,809	25,059	29,781	24,069
South Carolina	16,021	16,273	16,132	22,189	23,139
Florida	91,725	96,688	102,465	128,729	110,940
Georgia	52,735	60,402	69,288	72,423	54,592
Mississippi	21,281	19,537	23,736	30,525	28,569
Tennessee	19,295	19,479	22,880	28,684	22,196
Virginia	16,349	16,919	18,590	20,903	16,017
Texas	35,739	41,527	50,987	49,868	39,320
Louisiana	24,095	21,042	13,531	12,597	2,595
Total production by state	$355,781	$371,518	$411,360	$471,438	$386,539
Loan sales	$177,820	$219,784	$121,973	$244,556	$118,344
Portfolio yield (1)	2.79%	2.88%	3.07%	3.10%	3.26%

(1)	Includes held-for-sale
(2)	Calculated by dividing loan category as of the end of the period by period-end loans including held for sale for the specified loan portfolio
(3)	Calculated by dividing annualized net charge-offs for the period by average loans held for investment during the period for the specified loan category

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF MORTGAGE LENDING
(UNAUDITED)

	For the Quarter Ended
($ in thousands)	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Average loans outstanding (1)	$449,097	$337,122	$300,652	$286,407	$227,685
Loans serviced for others	$5,942,063	$5,622,102	$5,413,781	$5,173,282	$4,844,984
% of loan production for purchases	73.95%	58.82%	74.93%	82.25%	86.18%
% of loan production for refinance loans	26.05%	41.18%	25.07%	17.75%	13.82%
Production by region:
Georgia	$468,795	$342,121	$311,846	$316,359	$328,936
Florida/Alabama	58,607	51,590	42,485	31,642	26,383
Virginia/Maryland	182,850	158,289	126,151	127,721	132,816
North and South Carolina (2)	8,002	3,858	—	—	—
Total retail	718,254	555,858	480,482	475,722	488,135
Wholesale	70,169	57,125	34,961	60,393	73,252
Total production by region	$788,423	$612,983	$515,443	$536,115	$561,387
Loan sales	$665,738	$552,085	$475,930	$536,490	$446,176
Portfolio yield (1)	3.52%	3.79%	3.93%	4.10%	4.05%

INCOME FROM MORTGAGE BANKING ACTIVITIES
(UNAUDITED)

	For the Quarter Ended
(in thousands)	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Marketing gain, net	$17,099	$19,746	$12,076	$12,108	$10,954
Origination points and fees	3,726	2,757	2,744	2,943	3,148
Loan servicing revenue	3,762	3,646	3,473	3,211	2,998
MSR amortization and impairment adjustments	30	(4,830)	(2,804)	(2,127)	(3,530)
Total mortgage banking activities	$24,617	$21,319	$15,489	$16,135	$13,570

Noncash items included in income from mortgage banking activities:
Capitalized MSR, net	$5,829	$4,429	$3,333	$4,062	$3,693
Valuation on MSR	2,611	(2,469)	(709)	(156)	(1,838)
Mark to market adjustments	(1,098)	3,967	588	(1,747)	1,609
Total noncash items	$7,342	$5,927	$3,212	$2,159	$3,464

(1) Includes held-for-sale
(2) Expanded into North and South Carolina in January 2015

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	For the Quarter Ended
	June 30, 2015			June 30, 2014
	Average	Income/	Yield/	Average	Income/	Yield/
($ in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans, net of unearned income (1)	$2,778,117	$26,428	3.82%	$2,179,846	$24,841	4.57%
Investment securities (1)	159,734	1,165	2.93%	177,508	1,298	2.93%
Federal funds sold and bank deposits	42,890	14	0.13%	48,796	20	0.16%
Total interest-earning assets	2,980,741	27,607	3.71%	2,406,150	26,159	4.36%
Noninterest-earning assets:
Cash and due from banks	14,577			13,657
Allowance for loan losses	(23,774)			(30,767)
Premises and equipment, net	61,821			48,767
Other real estate	18,342			26,133
Other assets	176,748			144,699
Total assets	$3,228,455			$2,608,639
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$843,226	$495	0.24%	$694,144	$466	0.27%
Savings deposits	301,599	247	0.33%	314,890	294	0.37%
Time deposits	829,120	1,941	0.94%	653,423	1,568	0.96%
Total interest-bearing deposits	1,973,945	2,683	0.55%	1,662,457	2,328	0.56%
Other borrowings	224,429	161	0.29%	93,374	69	0.30%
Subordinated debt	73,179	658	3.61%	46,288	277	2.40%
Total interest-bearing liabilities	2,271,553	3,502	0.62%	1,802,119	2,674	0.60%
Noninterest-bearing liabilities and shareholders' equity:
Demand deposits	650,467			534,492
Other liabilities	28,474			28,124
Shareholders’ equity	277,961			243,904
Total liabilities and shareholders’ equity	$3,228,455			$2,608,639
Net interest income/spread		$24,105	3.09%		$23,485	3.76%
Net interest margin			3.24%			3.91%

(1) Interest income includes the effect of taxable-equivalent adjustment using a 35% tax rate.

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	For the Six Months Ended
	June 30, 2015			June 30, 2014
($ in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Loans, net of unearned income(1)	$2,717,672	$51,761	3.84%	$2,125,678	$46,671	4.39%
Investment securities(1)	162,082	2,401	2.99%	176,843	2,603	2.94%
Fed funds sold and interest-bearing deposits	40,367	26	0.13%	63,359	58	0.18%
Total interest-earning assets	2,920,121	54,188	3.74%	2,365,880	49,332	4.17%
Noninterest-earning assets:
Cash and due from banks	14,942			15,571
Allowance for loan losses	(24,512)			(32,309)
Premises and equipment, net	61,402			48,624
Other real estate	20,270			27,458
Other assets	171,361			143,995
Total assets	$3,163,584			$2,569,219

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$828,113	$947	0.23%	$696,464	$973	0.28%
Savings deposits	305,475	502	0.33%	311,871	589	0.38%
Time deposits	816,132	3,726	0.92%	664,169	3,254	0.98%
Total interest-bearing deposits	1,949,720	5,175	0.54%	1,672,504	4,816	0.58%
Other borrowings	226,888	338	0.30%	78,427	113	0.29%
Subordinated debt	59,817	934	3.15%	46,284	552	2.39%
Total interest-bearing liabilities	2,236,425	6,447	0.58%	1,797,215	5,481	0.61%
Noninterest-bearing liabilities and shareholders' equity:
Demand deposits	628,238			506,418
Other liabilities	26,131			24,912
Shareholders’ equity	272,790			240,674
Total liabilities and shareholders’ equity	$3,163,584			$2,569,219
Net interest income/spread		$47,741	3.16%		$43,851	3.56%
Net interest margin			3.30%			3.74%
(1) Interest income includes the effect of taxable-equivalent adjustment using a 35% tax rate.